UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011 (June 6, 2011)

REXAHN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)

(240) 268-5300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

Rexahn Pharmaceuticals Inc. (the “Company”) held its annual meeting on June 6, 2011 (the “Annual Meeting”).  The following information regarding the results of the matters voted on by shareholders at the Annual Meeting is provided pursuant to the addition of the Item 5.07 requirement for Current Reports on Form 8-K.

At the Annual Meeting of shareholders, the proposals listed below were submitted to a vote of shareholders as set forth in the Company’s definitive proxy statement for the Annual Meeting:

Proposal 1 – Election of Directors

The seven nominees named in the definitive proxy statement to serve as directors for a one-year term expiring at the 2012 annual meeting of shareholders.  The voting results with respect to each nominee were as follows:

Director	For	Against	Abstain
Dr. Chang H. Ahn	48,291,389	1,251,379	1,927,819
Charles Beever	48,257,461	1,253,748	1,959,379
Peter Brandt	48,254,915	1,240,094	1,975,579
Kwang Soo Cheong	48,190,410	1,266,908	2,013,269
Tae Heum Jeong	48,209,225	1,264,203	1,997,159
Richard Kivel	48,266,710	1,229,174	1,974,704
David McIntosh	48,258,411	1,243,898	1,968,279

There were 24,159,971 broker non-votes for Proposal 1 listed above.

Proposal 2 – Approve the Selection of Independent Auditor for the Year 2011

The proposal to approve the selection of ParenteBeard LLC as the independent auditor for the Company for the year ending December 31, 2011 was approved by a majority of the votes cast.  The voting results are as follows:

For	Against	Abstain
72,179,701	819,704	2,631,152

Proposal 3 – Advisory Vote on Executive Compensation

The proposal to approve the Advisory Resolution on Executive Compensation of the Company’s named executive officers was approved by a majority of the votes cast.  The voting results were as follows:

For	Against	Abstain
48,214,957	961,191	2,294,439

There were 24,159,971 broker non-votes for Proposal 3 listed above.

Proposal 4 - Advisory vote on frequency of holding an advisory vote one executive compensation

The proposal to approve the resolution on the frequency for conducting future advisory votes on executive compensation every three years was approved by the majority of the votes cast.  The voting results were as follows:

1 Year	2 Years	3 Years	Abstain
10,341,290	2,413,038	36,537,680	2,178,578

There were 24,159,971 broker non-votes for Proposal 4 listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
Dated: June 10, 2011
/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer